PAGE 1
                          CONSENT OF INDEPENDENT ACCOUNTANTS

          To the Shareholders and Board of Directors of
          T. Rowe Price Health Sciences Fund, Inc.

               We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of T. Rowe Price Health Sciences Fund, Inc. on Form N-1A (File No. 33-63759), of our report dated December 19, 1995, on our audit of the statement of assets and liabilities of T. Rowe Price Health Sciences Fund, Inc., which is included in the Registration Statement. We also consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Coopers & Lybrand, L.L.P.
          COOPERS & LYBRAND, L.L.P.
          Baltimore, Maryland
          December 19, 1995











































          PAGE 2

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of our reports dated January 19, 1995 relating to the financial statements and financial highlights appearing in the December 31, 1994 Annual Reports to Shareholders of T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price Dividend Growth Fund, Inc., T. Rowe Price Equity Income Fund, T. Rowe Price Growth & Income Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, Inc., T. Rowe Price New America Growth Fund and T. Rowe Price New Era Fund, Inc. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          December 20, 1995